Exhibit 99.1

 DownSelect®  March 2024

 Disclaimer  2  This presentation (the “Presentation”) has been prepared by Innventure, LLC (“Innventure” or the “Company”) and Learn CW Investment Corporation (“Learn CW” or the “SPAC”) in order to assist interested parties in conducting their own evaluation of the potential business combination of the Company and Learn CW and related transactions (collectively, the “Transaction”). The Presentation does not purport to contain all information that may be required or desired by an interested party in investigating the Company, its business or prospects, or the proposed business combination, and it shall not be deemed to be a complete description of the state of affairs of the Company historically, at its stated date or in the future. Portions of this Presentation have been prepared based on information received from the Company, Learn CW and other sources considered reliable; however, neither the Company nor Learn CW have independently verified that such information is correct.   None of the Company, Learn CW or any of their respective affiliates, control persons, officers, directors, employees, representatives or agents make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation or any other information provided in conjunction with an evaluation of the Company or the proposed business combination. Only those particular representations and warranties that may be made in relation to any legally binding written definitive agreement signed by the parties relating to the Transaction, and subject to such limitations and restrictions as may be agreed upon, shall have any legal effect. Conditions and information reported in the Presentation may change without any notice, and Learn CW, the Company and their respective affiliates and related persons disclaim any responsibility or liability to update the information contained in this Presentation except to the extent required by applicable law or regulation. In addition, all of the market data included in this Presentation involves a number of assumptions, limitations, projections, estimates and research. Such market data is necessarily subject to a high degree of uncertainty and risk and there can be no guarantee as to the accuracy or reliability of such assumptions.  Caution Regarding Forward-Looking Information   This Presentation contains forward-looking statements, including statements about the parties’ ability to close the business combination, the anticipated benefits of the business combination, and the financial condition, results of operations, earnings outlook and prospects of Learn CW and/or Innventure and may include statements for the period following the consummation of the business combination, including revenue growth and financial performance. Forward-looking statements appear in a number of places in this Presentation. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.  These forward-looking statements are based on the current expectations and beliefs of the management of Learn CW and Innventure in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on Learn CW, Innventure and Holdco as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Learn CW, Innventure or Holdco will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including those discussed and identified in the public filings made or to be made with the SEC by Learn CW, including in the final prospectus relating to Learn CW’s IPO, which was filed with the SEC on October 12, 2021 under the heading “Risk Factors,” or made or to be made by Holdco upon closing of the Transaction, and the following:

 Disclaimer  3  expectations regarding Innventure’s and the Innventure Companies’ strategies and future financial performance, including their future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, product and service acceptance, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Innventure’s ability to invest in growth initiatives;  the implementation, market acceptance and success of Innventure’s business model and growth strategy;  the implementation, market acceptance and success of the Innventure Companies’ business models and growth strategies;  that Innventure will have sufficient capital upon the approval of the proposed business combination to operate as anticipated;  Innventure’s future capital requirements and sources and uses of cash;  Innventure’s ability to obtain funding for its operations and future growth;  developments and projections relating to Innventure’s and the Innventure Companies’ competitors and industries;  the Innventure Companies’ ability to meet, and to continue to meet, applicable regulatory requirements for the use of their products, including in food grade applications;  the Innventure Companies’ ability to comply on an ongoing basis with the numerous regulatory requirements applicable to their products and facilities;  the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed business combination agreement;  the outcome of any legal proceedings that may be instituted against Learn CW or Innventure following announcement of the proposed business combination agreement and the transactions contemplated therein;  the inability to complete the proposed business combination due to, among other things, the failure to obtain the required Learn CW shareholder approval;  regulatory approvals;  the risk that the announcement and consummation of the proposed business combination disrupts Innventure’s current plans;  the ability to recognize the anticipated benefits of the proposed business combination;  unexpected costs related to the proposed business combination;  the amount of any redemptions by existing holders of Learn CW’s common stock being greater than expected;  limited liquidity and trading of Learn CW’s securities;  geopolitical risk and changes in applicable laws or regulations;

 Disclaimer  4  the possibility that Learn CW and/or Innventure may be adversely affected by other economic, business, and/or competitive factors;  the potential characterization of Innventure as an investment company subject to the Investment Company Act of 1940;  operational risk; and  the risk that the consummation of the proposed business combination is substantially delayed or does not occur.  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  All subsequent written and oral forward-looking statements concerning the business combination or other matters addressed in this Presentation and attributable to Learn CW, Innventure, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. Except to the extent required by applicable law or regulation, Learn CW and Innventure undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Presentation or to reflect the occurrence of unanticipated events.  Market and Industry Data  Certain market, industry and other data used herein have been obtained or derived from third-party sources and publications as well as from research reports prepared for other purposes. Although the information from these third-party sources is believed to be reliable, none of the Company or its management has independently verified the data obtained from these sources, and no assurances can be made regarding the accuracy or completeness of such data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained herein.

 Disclaimer  5  Trademarks  In addition to trademarks, service marks, trade names, copyrights and logos of Innventure and its subsidiaries contained herein, this presentation contains trademarks, service marks, trade names, copyrights and logos of other companies, which are the property of their respective owners. Unless otherwise stated, the use of these other trademarks, service marks, trade names, copyrights and logos herein does not imply an affiliation with, or endorsement of the information contained herein by, the owners of such trademarks, service marks, trade names, copyrights and logos.  Additional Information About the Proposed Business Combination and Where To Find It  In connection with the proposed business combination, Learn SPAC Holdco, Inc. has filed with the SEC a registration statement on Form S-4 containing a preliminary proxy statement of Learn CW, a preliminary consent solicitation statement of Innventure and a preliminary prospectus with respect to the combined company’s securities to be issued in connection with the business combination, and after the registration statement is declared effective, the definitive proxy statement/consent solicitation statement/prospectus relating to the proposed business combination will be mailed to Learn CW shareholders and will be sent to Innventure unitholders. This presentation does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Learn CW’s shareholders, Innventure’s unitholders and other interested persons are urged to read the preliminary proxy statement/consent solicitation statement/prospectus and the amendments thereto and, when available, the definitive proxy statement/consent solicitation statement/prospectus and other documents filed in connection with the proposed business combination, as these materials will contain important information about Innventure, Learn CW, the combined company and the proposed business combination. When available, the definitive proxy statement/consent solicitation statement/prospectus and other relevant materials for the proposed business combination will be mailed to shareholders of Learn CW as of a record date to be established for voting on the proposed business combination. Such shareholders will also be able to obtain copies of the preliminary and definitive proxy statement/consent solicitation statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Learn CW Investment Corporation, 11755 Wilshire Blvd., Suite 2320, Los Angeles, California 90025.  No Offer or Solicitation  This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a definitive document.   Participants in the Solicitation  Innventure, Learn CW and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Learn CW’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Learn CW’s shareholders in connection with the proposed business combination are set forth in the registration statement on Form S-4, including the preliminary proxy statement/consent solicitation statement/prospectus, and will also be set forth in the definitive proxy statement/consent solicitation statement/prospectus when available. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of Learn CW’s directors and officers in Learn CW’s filings with the SEC and such information is also set forth in the registration statement filed with the SEC by Learn SPAC Holdco, Inc., including the proxy statement of Learn CW for the proposed business combination.

 Seeking proven technologies(1) that have been significantly risk-mitigated by MNC partners with benefit of market data  Risk-Mitigated Business  Leverage MNC data and built-in adoption to confirm market demand and identify early customers, mitigating risk for go-to-market pathway and ensuring customer adoption  Commercial-grade technology solutions that enable significant, additional quantifiable value opportunities  Proven Industrial Technology(1)  Targeting opportunities believed to have the potential for billion+ dollar outcomes  Path to Economic Return  The Innventure Strike Zone   6  Innventure’s data-centric approach reduces principal risk to scaling and execution  Such technology has been demonstrated as a proof of concept but has not yet been scaled or commercialized.  Unmet Customer Need

 Pipeline of MNCs for Company Launches  7  Innventure’s target is to be in dialogue with the globe’s 50 most innovative companies  The Company has active relationships at 29 MNCs, and has been shown nearly 100 technologies / potential companies to-date  Innventure is in active dialogue with 11 MNCs, including its current MNC partners, where technologies are being actively reviewed and validated for their commercial viability  +2 ONGOING MNC PARTNERS  P&G  Nokia  +9 ACTIVE MNC OPPORTUNITIES  Active Multinational Pipeline Growth (1)  80+% Growth  MNC pipeline as of December 2023.   Active Multinational Pipeline includes: (1) Current MNC Targets, (2) Active MNC Opportunities, and (3) Ongoing MNC Partners.  Innventure Value Creation  17 FUTURE & 18 CURRENT   MNC TARGETS  35  Technology Solution  Strategic Execution  Unmet Market Need  Multinational Corporation  Innventure Company

 Drivers of the Innventure Opportunity  8  Technology constantly changes business across a diverse set of use-cases. Innventure has extensive experience screening technologies for commercialization to meet expected unmet market needs. Key market drivers and markets in need of a technology solution are what feed the initial stage of DownSelect®.  Innventure Value Creation  Markets in Need of Technology Solutions  Economic Value to Customers Drive Business & Profit Goals  Consumer Retail, Packaging & Distribution  Data Infrastructure & Telecommunications  Industrial Manufacturing & Operations  Clean Energy  Industrial Agriculture & Chemical Applications  Healthcare & Life Science Services  Market competition  Supply chain insulation  Sustainability & regulatory compliance  Risk Management  Operating Margin  Optimization of input, labor, energy, and distribution costs  Improved scale and throughput  Revenue capture in new categories and price points  Meet current & evolving customer needs  Top Line Growth  Technology Solution  Strategic Execution  Unmet Market Need  Multinational Corporation  Innventure Company

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Illustrative Innventure Company Creation Timeline

Symbiotic relationship with MNCs **creates potential value for both parties.**

Innventure Value Creation

- Multinational Corporation
- Unmet Market Need
- Technology Solution
- **Strategic Execution** – Innventure Company

Target and build relationships with MNCs

MNC invests significant time and money into developing a technology and gathering market data; Innventure's value as the catalyst to commercialize technology is driven by the following MNC friction points (and MNC willingly shares market data with Innventure):

- Inability or lack of appetite to fund
- No internal sponsor and/or equipped operator
- Non-core to company strategy
- Not of critical mass to impact MNC financials
- Inefficient org-structure to develop a new company

Evaluate opportunity via DownSelect®:

- Test technology's business viability using MNC data
- Evaluate market and operational risk factors
- Forecast initial investment timeline and cash flows

Company Creation

Innventure Company launch:

- Build foundation and infrastructure
- Feature expected significant embedded revenue opportunity via MNC relationship

Commercialize the technology solution and scale the business:

- Execute operating plan and scale production in-line with concrete revenue
- Expand customer set to capture market share

Innventure shareholders may realize economic returns such as:

- Equity market cap growth and / or exit monetization
- Disciplined operating strategy with high hurdle rates for capital investment

MNC may realize economic benefits such as:

- Revenue and / or expense synergies for core business
- Company-specific economic incentives – e.g., royalties, etc.

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What is DownSelect®?

Proprietary approach to generate outsized risk-adjusted returns through rigorous company formation

Innventure's DownSelect® analysis is the culmination of ***30 years of executive experience and learnings from over 100 technology*** reviews made by the Innventure team.

This proprietary approach to evaluating technologies and building companies is specifically designed to ***lower the numerous inherent risks*** of conventional startups, allowing Innventure to aim for significantly ***higher success rates and risk-adjusted returns.***

PHASE 1 → **PHASE 2** → **PHASE 3** → **PHASE 4**

Opportunity Screen | *Critical Factor Assessment* | *Comprehensive Quantification* | *Strategy & Formation*

To evaluate opportunities in a way that enables us to **make the right data-driven decisions** about which opportunities to **form into Innventure Companies.**

Establishing the **initial strategy** based on the comprehensive analysis to **reduce risk and accelerate success for Innventure Companies**.

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 DownSelect® Quality Scoring  11  Helps prioritize evaluation and development of opportunities by integrating  information in an iterative loop across five key interconnected factors  Value  Quantification of the immediate, new economic value created for customers, especially strategic value for MNC partner, which is critical and can predict early adoption  Market  Comprehensive assessment of market size,  competitive dynamics and overall attractiveness  Advantage  Ensure new company has potential to deliver a breakthrough solution with competitive advantage and profit that can be maintained over the long-term, which can position company for higher probability for success  Timeline  Timeline to market and scale that meets return goals and has development plan in place  Capital  Rigorous financial analysis that determines key milestones and capital requirements necessary to execute and drive highly attractive investment returns

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Innventure's DownSelect® Phases

Each phase in the DownSelect® analysis seeks to best assess revenue opportunity, initial and scaled unit economics, capital requirements and risk. The ultimate output is a potential business launch that has met or exceeded a rigorous set of checks and balances.

PHASE 1

Opportunity Screen

Screen **four key components** of an opportunity:

1. MNC Partner
2. Significant Market Need
3. Breakthrough Technology Solution
4. Strategic Business Model

PHASE 2

Critical Factor Assessment

Identify, assess, and prioritize an opportunity's critical success and risk factors and develop a plan for in-depth systematic evaluation **quantify value, address critical factors for success** of a new business built around the opportunity, and mitigate risk factors

PHASE 3

Comprehensive Quantification

Comprehensive review across all DownSelect® dimensions, with a core focus on quantitative analysis and strategy of the **immediate new value created** for customers

PHASE 4

Strategy & Formation

Set the initial strategy, including go-to-market and initial business plan, for the Innventure Company, secure control of the technology via licensing or ownership, and **create the new company**

Quality Score Components continuously inform the analysis across all four phases

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DownSelect® Initial Phases

Data-intensive diligence and standardized evaluation steps make the initial phases of DownSelect® highly scalable. Collaboration with a growing network of MNCs provides initial DownSelect® phases with truly unique market knowledge.

PHASE 1 *Opportunity Screen*

PHASE 2 *Critical Factor Assessment*

PHASE 3 *Comprehensive Quantification*

PHASE 4 *Strategy & Formation*

- Market
- Value
- Advantage
- Timeline
- Capital

1) Analyze high-level business, financial, and technology issues to determine whether the opportunity meets key criteria

2) Assess and prioritize an opportunity's critical model, success, and risk factors to create a holistic assessment evaluation plan

Innventure's interaction with MNCs is the critical competitive edge

ACCELSIUS

- **Market** defined as data center and telecom cooling valued at ~$16B (2022) and growing at ~17% CAGR through 2030.
- **Value** driven by limits of incumbent air cooling; critical need to cool hotter high-performance processors, and opportunity to densify data centers—lowering OPEX and driving more revenue/sq. ft. for operators.
- **Advantage** informed by Nokia Bell Labs and developed robust pipeline of prospects from server OEMs.

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DownSelect® Decision and Formation Phases

Each phase in the DownSelect® analysis seeks to best assess revenue opportunity, initial and scaled unit economics, capital requirements and risk. The ultimate output is a potential business launch that has met or exceeded a rigorous set of checks and balances.

PHASE 1 *Opportunity Screen*

PHASE 2 *Critical Factor Assessment*

PHASE 3 *Comprehensive Quantification*

PHASE 4 *Strategy & Formation*

Market

Value

Advantage

Timeline

Capital

AEROFLEX

- **Timeline** determined with line of sight to scaled production capacity and early customer validation and adoption.
- **Capital** requirement to demonstrate initial cashflow breakeven was modest and at a zero-equity basis, the opportunity held compelling value creation potential.

3) Analyze high-level business, financial, and technology issues to determine whether the opportunity meets key criteria

4) Assess and prioritize an opportunity's critical model, success, and risk factors to create a holistic assessment evaluation plan

Revenue visibility through MNC adoption reduces risk around critical investment decisions

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Innventure's DownSelect® Pipeline

DownSelect® arms Innventure with a scalable ability to evaluate a significant number of opportunities at once. A wide opportunity set allows for very high capital and return discipline.

Opportunity Pipeline Since Inception

Quantity and quality of opportunities increase as DownSelect® analysis and MNC partnerships evolve


6
8
4
15
4
8
11
17
1
8
9
31
43
26
31
2015*
2016
2017
2018*
2019
2020
2021
2022*
2023
Opportunities
Leads

*Newco launch year (PCT 2015, AeroFlexx 2018, Accelsius 2022).

Opportunities Evaluated Since Inception


127
47
32
48
31
9
7
15
10
2
1
7
3
3
Phase 1
Phase 2
Phase 3
Phase 4
NewCo
MNP
MNC
Other

98%

of opportunities don't pass the DownSelect® rigorous analysis

All data as of March 5, 2024

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DownSelect® – Risk Avoidance Discipline

Rigorous evaluation of spectrum technology solution with multinational telecom partner led to DownSelect® rejection

PHASE 1 – *Opportunity Screen* ✓

PHASE 2 – *Critical Factor Assessment* ✓

PHASE 3 – *Comprehensive Quantification*

PHASE 4 – *Strategy & Formation*

REJECTION

Market
- **Market** viability supported by broad use case / large TAM

Value
- **Value** proved challenging, requiring MNC partner to co-deploy the technology and provide customer access

Advantage
- **Advantage** highly attractive based largely on low capital requirements to launch and develop the product. Higher risk hurdle driven by competitive solutions that would require partnership with MNC to "go-to-market"

Timeline
- **Timeline** uncertainty driven by difficulty integrating with MNC network and customer base for appropriate and timely marketing

Capital
- **Capital** requirement low and highly attractive to develop technology and market ready product

Start date to rejection date was **less than 2 years and required capital of less than $1 million**

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